EXHIBIT 23.3

CONSENT OF J.P. MORGAN SECURITIES INC.

     We hereby consent to (i) the use of our opinion letter dated October 4, 2004 to the Board of Directors of Summit Properties Inc. (the “Company”) included in Annex E to the Consent Solicitation/Prospectus relating to the proposed merger of the Company and Camden Property Trust, and (ii) the references to such opinion in such the Consent Solicitation/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement, of which the Consent Solicitation/Prospectus is a part, within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES INC.
By:	/s/ Scott D. Musch
	Name:	Scott D. Musch
	Title:	Vice President

November 22, 2004